Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Frank A. Kissel and Jeffrey J. Carfora, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 of Peapack-Gladstone Financial Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank A. Kissel	Chairman of the Board, Chief Executive Officer and Director	March 15, 2012
Frank A. Kissel

/s/ Jeffrey J. Carfora	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2012
Jeffrey J. Carfora

/s/ Anthony J. Consi II	Director	March 15, 2012
Anthony J. Consi II

/s/ Pamela Hill	Director	March 15, 2012
Pamela Hill

/s/ John D. Kissel	Director	March 15, 2012
John D. Kissel

/s/ James R. Lamb	Director	March 15, 2012
James R. Lamb

/s/ Edward A. Merton	Director	March 15, 2012
Edward A. Merton

/s/ F. Duffield Meyercord	Director	March 15, 2012
F. Duffield Meyercord

/s/ John R. Mulcahy	Director	March 15, 2012
John R. Mulcahy

/s/ Robert M. Rogers	Director, President and Chief Operating Officer	March 15, 2012
Robert M. Rogers

/s/ Philip W. Smith III	Director	March 15, 2012
Philip W. Smith III
/s/ Craig C. Spengeman	Director, President of PGB Trust and Investments	March 15, 2012
Craig C. Spengeman